UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C.  20549
	________________________________________



	FORM 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of earliest event reported:  January 25, 2000


THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)



		Montana		1-4566		     81-0170530
(State or other jurisdiction	(Commission		   (IRS Employer
	of incorporation)	File Number)		 Identification No.)



40 East Broadway, Butte, Montana 59701
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 723-5421

Exhibit Index is found on page 11.

ITEM 5.  Other Events.

Financial Results

	Note: We have adjusted all 1998 earnings-per-share information to reflect the two-for-one stock split effective August 6, 1999.

FOURTH QUARTER 1999 COMPARED WITH FOURTH QUARTER 1998

The Montana Power Company reported consolidated basic net income of $0.56 per share in the fourth quarter compared with fourth quarter 1998 consolidated net income of $0.63 per share. Utility earnings for the fourth quarter 1999 increased $0.23 per share, from $0.15 per share to $0.38 per share. Nonutility earnings for the fourth quarter 1999 decreased $0.30 per share, from $0.48 per share to $0.18 per share.

As discussed in more detail below, the December 17, 1999, sale of substantially all of our electric generating assets to PP&L Global, Inc. ("PP&L Global") for approximately $757,600,000 positively affected our electric utility's earnings. Specifically, the reversal of interest expense as a result of our agreement with PP&L Global relating to Kerr Project liabilities and the accelerated amortization of investment tax credits ("ITCs") improved our electric utility's net income. Other than these effects, the sale did not materially affect our fourth quarter or full year 1999 results of operations. For additional information on the sale of our electric generating assets, see our Form 8-Ks filed with the Securities and Exchange Commission on November 6, 1998, and January 3, 2000.

	Every nonutility business contributed to that sector's strong fourth quarter 1999 operating performance. Fourth quarter 1999 results for independent power operations decreased as compared with the same period in 1998 due to a fourth quarter 1998 contract settlement between the Bonneville Power Administration and an independent power partnership in which Continental Energy Services ("Continental Energy") was a partner, Continental Energy's sale of its interest in the Lockport project in New York, and the partial sale of the Encogen Four plant in New York, in which Continental Energy had invested.


Electric Utility and Natural Gas Utility

Electric Utility

Income from operations decreased approximately $400,000. Weather was 16 percent warmer than normal and 15 percent warmer than 1998.

Revenues: Revenues increased approximately $8,200,000 due to the effects of the following items:

? Increase of approximately $13,500,000 because of increased sales at higher prices and increased transmission of energy in the secondary markets.

? Increase of approximately $4,100,000 in other revenues mainly because of revenues earned from transmitting energy for customers that chose other suppliers and an actuarial pension-plan adjustment.

? A decrease of approximately $9,400,000 in general business revenues mainly from customers moving to different suppliers. An increase in rates to recover the cost of public-purpose programs in accordance with the Universal System Benefits Charge requirements of Montana's Electric Industry Restructuring and Customer Choice Act ("Electric Act") lessened the effects of the decreased revenues from customers moving to different suppliers.

Expenses: Expenses increased approximately $8,700,000 because of the effects of the following items:

? Transmission and distribution expenses increased approximately
$1,800,000 as a result of transmitting the electricity sold in the secondary markets.

? Selling, general, and administrative expenses increased approximately $8,300,000 mainly because of costs for energy-efficiency and public-purpose programs in accordance with the Electric Act. We collect the costs associated with the energy-efficiency and public-purpose programs through a separate component of rates to offset these cost increases. Pension-plan accruals, in addition to expenses of approximately $1,800,000 relating to our Enterprise Customer-Care and Enterprise Resource Planning information systems, also contributed to increased selling, general, and administrative expenses. Decreased benefit charges relating to the 1998 curtailment of a benefit plan partially offset these increased expenses.

? Taxes other than income taxes increased approximately $2,700,000, representing higher property values and additional plant.

? A decrease of approximately $4,100,000 in depreciation expense, representing a 1998 write-down of property held for future use and software costs in accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of."

Regulatory:

? The Electric Act established a rate moratorium for all electric customers pursuant to which transmission and distribution rates cannot be increased until July 1, 2000. We expect to submit a filing with the Montana Public Service Commission ("PSC") in the first half of this year to request increased rates as appropriate.

? During the fourth quarter 1999, we recognized as income approximately $10,000,000 in unamortized ITCs associated with the sale of our electric generating assets.

Natural Gas Utility

Income from operations increased approximately $2,000,000. Weather was 18 percent warmer than normal.

Revenues: Revenues increased approximately $2,300,000 mainly because of a 1998 decrease in revenues to reflect a rate refund in compliance with a PSC ruling. A weather-related decrease in revenues was partially offset by the December 10, 1999, interim rate increase discussed below.

Expenses: Expenses increased approximately $200,000 primarily because of increases in selling, general, and administrative expenses of approximately $1,000,000 principally relating to pension-plan accruals. A decrease in other administrative expenses partially offset this increase. An overall decrease in other operating expenses reduced the effects of the increased selling, general, and administrative expenses.

Regulatory: On August 12, 1999, we filed a natural gas rate case with the PSC requesting, among other matters, increased annual revenues of $15,400,000, with a proposed interim increase of $11,500,000. An interim increase of $7,600,000 became effective on December 10, 1999, and will remain in effect until we receive the final PSC order. We expect to receive a final order before mid-year 2000.

Interest Expense

As a result of an agreement reached with PP&L Global, we adjusted liabilities relating to the Kerr Project. Decreased short-term borrowing, retirement of Medium-Term Notes, and this adjustment to liabilities - which reversed interest expense - account for the majority of the decrease of approximately $11,100,000 in interest expense. Partially offsetting the effects of the decreases was increased intersegment interest expense associated with increased loans from nonutility operations to utility operations.

	Income Taxes

In accordance with the Electric Act, we are allowed to recognize as income accelerated amortizations of ITCs to maintain our electric utility's return on equity. As a result, we recognized approximately $8,300,000 of ITCs associated with our distribution business, in addition to the $10,000,000 of generation-related ITCs discussed above.


Nonutility - Telecommunications; Coal; Independent Power Operations; Oil & Natural Gas; and Other

Our nonutility earnings for the fourth quarter 1999 decreased, when compared with the fourth quarter 1998, mainly because of the effects of the three previously discussed favorable events that occurred in our independent-power business during the fourth quarter 1998.

Telecommunications

In January 1999, a Touch America customer exercised an option and made a $257,000,000 prepayment of all amounts due for the remaining twelve-year initial term of a capacity agreement. The amount of the prepayment was discounted for early payment and results in approximately $24,200,000 less in annual operating revenues than we would have realized had the customer not exercised its option. As a result, private-line revenues - revenues from sales on Touch America's fiber-optic network - under that contract for the fourth quarter 1999 were approximately $6,000,000 less than they would have been without the prepayment.

Earnings from dark-fiber transactions were approximately $3,900,000 lower compared with the same period in 1998 primarily because Financial Accounting Standards Board Interpretation No. 43, "Real Estate Sales," changed accounting for transactions involving dark-fiber sales. Accordingly, Touch America will realize earnings of approximately $7,000,000 from dark-fiber transactions pursuant to existing agreements entered into after June 30, 1999, over the applicable lease term rather than fourth quarter 1999 revenue recognition.

In the fourth quarter 1999, Touch America recognized approximately
$3,200,000 of gain pursuant to a dark-fiber exchange transaction. Because Touch America and its counterparty entered into the agreement relating to this transaction prior to June 30, 1999, the above accounting treatment does not apply. Therefore, these revenues are included in telecommunications operations' private-line revenues.

After adjusting private-line revenues for the accounting effects of the prepayment and excluding revenues from dark-fiber sales other than the $3,200,000 discussed above, revenues from telecommunications operations increased approximately $6,300,000. This increase principally consists of increased private-line revenues of approximately $4,100,000, equipment-service sales of approximately $800,000, and long-distance revenues of approximately $700,000.

Operations and maintenance expense increased approximately $1,800,000.
This increased expense is attributable chiefly to increased private-line and long-distance sales. Taxes other than income taxes increased approximately $1,700,000 primarily because of a fourth quarter 1998 adjustment to property tax expense.

Coal

Income from our coal operations increased approximately 20 percent when compared with the fourth quarter 1998. Northwestern Resources' lignite revenues increased approximately $1,400,000 because increased reimbursable mining expenses more than offset a 5 percent decrease in volumes and a reversal of revenues previously recorded for deferred benefits. Western Energy's revenues increased approximately $1,600,000 due to a 6 percent increase in tons sold and a 3 percent increase in average revenue per ton sold.

Operations and maintenance expense increased approximately $5,200,000 from higher royalties, reclamation costs, equipment rentals, and overburden stripping costs. Selling, general, and administrative expenses decreased approximately $5,700,000 primarily from reversal of deferred benefit costs and from a lease write-off in the fourth quarter of 1998. Taxes other than income also decreased as a result of a court decision upholding Western Energy's position regarding severance tax credits. This decrease was partially offset by higher production taxes due to the increased revenues at the Rosebud Mine. Western Energy's depreciation expense increased approximately $2,500,000 due to a 1998 adjustment to the 1995 write-down of the former Colorado mining operations.

Independent Power Operations

Our independent power business continued its solid performance. Revenues from unconsolidated investments decreased approximately $54,300,000 mainly because of the three events mentioned previously that occurred during the fourth quarter 1998 resulting in gains to Continental Energy of approximately $58,400,000. Improved operations resulted in higher revenues in the fourth quarter 1999 in generating projects in which Continental Energy holds equity interests - particularly Encogen One in Texas and Ferndale in Washington state.

Oil & Natural Gas

Income from our oil and natural gas operations increased approximately $6,800,000 versus fourth quarter 1998. Increased income from oil and natural gas operations resulted from higher oil and natural gas prices and increased natural gas volumes sold. These increases more than offset decreases in oil volumes sold. Income from oil and natural gas operations increased despite the negative effects of a loss of approximately $4,200,000 before taxes that we recorded relating to the write-down of certain long-lived assets in our Canadian oil and natural gas operations in accordance with SFAS No. 121.

Interest Expense

The use of the funds received from the telecommunications prepayment referred to above resulted in decreased interest expense.

FULL YEAR 1999 COMPARED WITH FULL YEAR 1998

Earnings for 1999 were $1.34 per share, compared with 1998 earnings of $1.47 per share. The 1999 earnings figure consists of (1) utility earnings of $0.56 per share up $0.09 per share, or approximately 19 percent, from $0.47 per share for 1998, and (2) nonutility earnings of $0.78 per share, down $0.22 from the 1998 $1.00 per share. All nonutility businesses contributed to continued strong performance in that segment of our business.


Electric Utility and Natural Gas Utility

	Electric Utility

Income from operations decreased approximately $14,200,000. Weather was 9 percent warmer than normal and 3 percent warmer than 1998.

Revenues: Revenues increased approximately $12,300,000 due to the effects of the following items:

? Increase of approximately $36,900,000 because of increased sales at higher prices and transmission of energy in the secondary markets.

? Increase of approximately $7,900,000 in other revenues mainly because of revenues earned from transmitting energy for customers that chose other suppliers.

? A decrease of approximately $32,500,000 in general business revenues mainly from customers moving to different suppliers. An increase in rates to recover the cost of public-purpose programs in accordance with the Universal System Benefits Charge requirements of Montana's Electric Industry Restructuring and Customer Choice Act ("Electric Act") lessened the effects of the decreased revenues from customers moving to different suppliers.

Expenses: Expenses increased approximately $26,400,000 largely for the same reasons mentioned in the fourth quarter section. In addition to those expenses, power-supply costs increased approximately $1,300,000 as a result of increased steam maintenance and generation costs.

	Natural Gas Utility

Income from operations increased approximately $1,400,000. Weather was 8 percent warmer than normal.

Revenues: Revenues increased approximately $4,000,000 mainly because of customer growth, increased rates to recover higher gas-supply costs, and a 1998 decrease in revenues to reflect a rate refund in compliance with a PSC ruling. A weather-related decrease in revenues was partially offset by the December 10, 1999, interim rate increase.

Expenses: Expenses increased approximately $2,500,000 largely for the same reasons mentioned in the fourth quarter section.

	Interest Expense and Other Income

	Interest expense decreased principally for the reasons mentioned in the discussion of the fourth quarter.

	Income Taxes

	Income taxes decreased primarily because of the reasons discussed in the fourth quarter section.

Nonutility - Telecommunications; Coal; Independent Power Operations; Oil & Natural Gas; and Other

Telecommunications

The decrease of approximately $14,300,000 in income from telecommunications operations is a reflection of the effects of the contract prepayment discussed above. Private-line revenues for 1999 were approximately $23,200,000 less than they would have been without the prepayment mentioned in the discussion of the fourth quarter. Touch America continued to grow and to contribute solid earnings.

The increase in operating revenues, after the above adjustments, consists of several elements. First, the increase reflects higher private-line revenues of approximately $10,100,000, which are attributable to increased revenues from sales of fiber capacity. It also includes increased long-distance revenues, including internet-service and equipment-service revenues, of approximately $7,800,000. These revenues increased as a result of increased long-distance customer and minute sales and customer growth.

Operations and maintenance expense increased approximately $7,700,000 chiefly as a result of increased private-line, equipment-service, and long-distance sales. Depreciation expense increased approximately $2,000,000, reflecting additional plant placed into service.

Coal

Income from coal operations increased approximately $4,000,000, more than 12 percent. Northwestern Resources' lignite revenues increased approximately $13,600,000 as a result of a 1 percent increase in volumes sold and an increase in reimbursable mining costs, which was partially offset by a reversal of revenues previously recorded for deferred benefits. Western Energy's revenues increased approximately $6,400,000 primarily because Western Energy paid approximately $7,900,000 in one-time refunds in the third quarter 1998 to the owners of Colstrip Units Nos. 3 and 4 to settle contract disputes. A second quarter 1999 refund to a Western Energy customer for final pit reclamation funds previously collected partially offset this increase. In addition, volumes sold at the Rosebud Mine increased 1 percent in 1999.

Operations and maintenance expense increased approximately $17,800,000 due to higher royalties, equipment rentals, and overburden stripping costs. Selling, general, and administrative expenses decreased approximately $4,400,000 for the same reasons discussed in the fourth quarter section. Taxes other than income increased due to the higher value of the coal sold in 1999 and a property tax refund received at the Jewett Mine in the third quarter of 1998. The severance tax credits discussed in the fourth quarter section partially offset these tax increases.

Independent Power Operations

Revenues from unconsolidated investments decreased approximately
$68,500,000 mainly because of the events discussed in the fourth quarter section. In addition, Continental Energy recognized gains of approximately $14,000,000 during the third quarter 1998 relating to a contract buyout of its interest in the Encogen Four project. Higher revenues at existing projects as a result of improved operations partially offset the decrease in revenues from unconsolidated investments.

Amortization expense was approximately $5,900,000 lower than in 1998. In the third quarter of 1998, Continental Energy amortized approximately $5,200,000 to properly reflect the reduced value of its investment in the Encogen Four project as a result of the contract buyout.

Oil and Natural Gas

Income from oil and natural gas operations more than doubled, escalating from approximately $7,600,000 to approximately $16,000,000. Increased income from oil and natural gas operations resulted from higher oil and natural gas prices and increased natural gas volumes sold. These two events more than offset decreases in oil volumes sold. Earnings for 1999 were negatively affected by a loss of approximately $7,100,000 before taxes that we recorded during 1999 relating to write-downs of certain long-lived assets in our Canadian oil and natural gas operations in accordance with SFAS No. 121.

Interest Expense and Other Income

The use of the funds received from the telecommunications prepayment contributed to decreased interest expense, and investment income earned on these funds accounted for approximately $4,400,000 of the $9,500,000 increase in other income. The remaining increase in other income is largely the result of increased intersegment interest income earned on loans from nonutility operations to utility operations.

	Income Taxes

	Due to an estimated lower effective tax rate for 1999, we reduced income tax expense for 1999.

	This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, at Item 7, "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Safe Harbor for Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates" and similar expressions.

	On June 22, 1999, the Board of Directors approved, effective August 6, 1999, a two-for-one split of the Company's outstanding common stock to all shareholders of record on July 16, 1999. All 1998 earnings-per-share information has been adjusted for the split.

	On December 23, 1999, we temporarily settled - for $144,872,000, including interest costs and commissions and net of dividends - our Forward Equity Acquisition Transaction program with a bank pursuant to which we purchased 4,682,000 shares of our stock that the bank had acquired on our behalf. As a result, average shares outstanding for 1999 decreased.

	For comparative purposes, the following table shows the breakdown of consolidated basic net income per share by principal business segment:


			Quarter Ended
			December 31,	December 31,
			    1999    	    1998

	Utility Operations	$	0.38	$  0.15
	Nonutility Operations		0.18	   0.48
		Consolidated	$	0.56	$  0.63


			Year Ended
			December 31,	December 31,
			    1999    	    1998

	Utility Operations	$	0.56	$  0.47
	Nonutility Operations		0.78	   1.00
		Consolidated	$	1.34	$  1.47

ITEM 7.  Financial Statements and Exhibits.

99a	Preliminary Consolidated Statements of Income for the Quarters Ended
December 31, 1999 and 1998 and Years Ended December 31, 1999 and 1998.

99b	Preliminary Utility Operations Schedule of Revenues and Expenses for the
Quarters Ended December 31, 1999 and 1998 and Years Ended December 31,
1999 and 1998.

99c	Preliminary Nonutility Operations Schedule of Revenues and Expenses for
the Quarters Ended December 31, 1999 and 1998 and Years Ended
December 31, 1999 and 1998.

99d	Preliminary Operating Statistics for the Quarters Ended December 31, 1999
and 1998 and Years Ended December 31, 1999 and 1998.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, a duly authorized signatory.


			THE MONTANA POWER COMPANY
		(Registrant)


		By 	/s/ J. P. Pederson
		J. P. Pederson
		Vice President and Chief
		  Financial Officer

Dated:  January 25, 2000

	Exhibit Index

Exhibit	Page

99a	Preliminary Consolidated Statements of Income for the Quarters
Ended December 31, 1999 and 1998 and Years Ended December 31,
1999 and 1998.  	12

99b	Preliminary Utility Operations Schedule of Revenues and Expenses
for the Quarters Ended December 31, 1999 and 1998 and Years
Ended December 31, 1999 and 1998.  	13

99c	Preliminary Nonutility Operations Schedule of Revenues and
Expenses for the Quarters Ended December 31, 1999 and 1998 and
Years Ended December 31, 1999 and 1998.  	14-15

99d	Preliminary Operating Statistics for the Quarters Ended
December 31, 1999 and 1998 and Years Ended December 31, 1999 and
1998.  	16

Exhibit 99a

PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
The Montana Power Company and Subsidiaries

		Quarter Ended		Year Ended
		December 31,			December 31,
	1999	1998	1999	1998
		Thousands of Dollars
	(except per share amounts)
REVENUES		$	375,353	$	397,692	$	1,342,309	$	1,267,271

EXPENSES:
	Operations		189,009	167,455	668,521	541,743
	Maintenance		19,635	20,340	81,553	81,064
	Selling, general, and administrative		38,026	39,519	138,248	128,741
	Taxes other than income taxes		27,256	23,598	103,881	96,181
	Depreciation, depletion, and amortization			28,190		28,195		111,145		114,267
	Write-downs of long-lived assets			4,174		-		7,083		-
				306,290		279,107		1,110,431		961,996

	INCOME FROM OPERATIONS		69,063	118,585	231,878	305,275

INTEREST EXPENSE AND OTHER:
	Interest		4,017	17,287	43,006	60,851
	Distributions on company obligated
		mandatorily redeemable preferred
		securities of subsidiary trust		1,373	1,373	5,492	5,492
	Other income - net			(1,748)		(1,836)		(11,029)		(4,862)
				3,642		16,824		37,469		61,481

INCOME TAXES			3,361		31,361		44,063		78,174

NET INCOME		62,060	70,400	150,346	165,620
DIVIDENDS ON PREFERRED STOCK			922		922		3,690		3,690

NET INCOME AVAILABLE FOR COMMON STOCK		$	61,138	$	69,478	$	146,656	$	161,930

AVERAGE NUMBER OF COMMON SHARES
	OUTSTANDING - BASIC (000)		108,647	110,103*	109,795	109,962*

BASIC EARNINGS PER SHARE OF COMMON STOCK		$	0.56	$	0.63*	$	1.34	$	1.47*

AVERAGE NUMBER OF COMMON SHARES
	OUTSTANDING - DILUTED (000)		109,343	110,441*	110,553	110,156*

DILUTED EARNINGS PER SHARE OF
	COMMON STOCK		$	0.56	$	0.63*	$	1.33	$	1.47*



* 1998 figures adjusted for the two-for-one stock split effective August 6, 1999.

Exhibit 99b

PRELIMINARY UTILITY OPERATIONS

		Quarter Ended		Year Ended
		December 31,			December 31,
	1999	1998	1999	1998
		Thousands of Dollars

ELECTRIC UTILITY:
REVENUES:
Revenues		$	130,057	$	122,899	$	456,933	$ 450,719
Intersegment revenues			3,910		2,864		13,616		7,576
	133,967	125,763	470,549	458,295

EXPENSES:
Power supply		40,017	40,010	138,705	137,415
Transmission and distribution		14,936	13,146	49,355	40,182
Selling, general, and administrative		22,944	14,624	67,392	53,017
Taxes other than income taxes		13,042	10,380	50,857	46,316
Depreciation and amortization			12,844		16,970		53,574		56,524
		103,783		95,130		359,883		333,454

INCOME FROM ELECTRIC OPERATIONS		30,184	30,633	110,666	124,841

NATURAL GAS UTILITY:

REVENUES:
Revenues (other than gas
supply cost revenues)			26,364		23,748		78,359		75,112
Gas supply cost revenues		8,839	9,177	32,759	31,940
Intersegment revenues			181		196		629		727
		35,384		33,121		111,747		107,779

EXPENSES:
Gas supply costs		8,839	9,177	32,759	31,940
Other production, gathering, and
exploration		688	727	2,338	2,284
Transmission and distribution		4,126	4,465	14,635	15,556
Selling, general, and administrative		6,323	5,313	21,944	20,191
Taxes other than income taxes		3,833	4,131	14,333	14,084
Depreciation, depletion, and amortization			2,319		2,091		9,279		8,705
		26,128		25,904		95,288		92,760

INCOME FROM GAS OPERATIONS		9,256	7,217	16,459	15,019

INTEREST EXPENSE AND OTHER:
Interest		4,535	15,662	48,204	56,357
Distributions on company obligated
mandatorily redeemable preferred
securities of subsidiary trust		1,373	1,373	5,492	5,492
Other income - net			(1,020)		(1,791)		(3,565)		(3,723)
		4,888		15,244		50,131		58,126

INCOME BEFORE INCOME TAXES		34,552	22,606	76,994	81,734

INCOME TAXES		(7,349)	5,097	11,940	26,559

DIVIDENDS ON PREFERRED STOCK			922		922		3,690		3,690

UTILITY NET INCOME AVAILABLE FOR
COMMON STOCK		$	40,979	$	16,587	$	61,364	$	51,485

	Exhibit 99c

PRELIMINARY NONUTILITY OPERATIONS

		Quarter Ended		Year Ended
		December 31,			December 31,
	1999	1998	1999	1998
		Thousands of Dollars

TELECOMMUNICATIONS:
REVENUES:
Revenues		$	24,054	$	23,824	$	84,350	$	87,748
Earnings from unconsolidated investments		125	4,036	10,392	10,909
Intersegment revenues			373		498		1,012		1,298
	24,552	28,358	95,754	99,955

EXPENSES:
Operations and maintenance		8,982	7,173	34,824	27,110
Selling, general, and administrative		3,593	4,083	12,480	12,172
Taxes other than income taxes		1,430	(251)	3,762	3,623
Depreciation and amortization			2,232		1,806		9,048		7,090
		16,237		12,811		60,114		49,995

INCOME FROM TELECOMMUNICATIONS OPERATIONS		8,315	15,547	35,640	49,960

COAL:

REVENUES:
Revenues			52,247		49,092		197,053		177,961
Intersegment revenues			10,206		10,295		39,729		38,796
	62,453	59,387	236,782	216,757

EXPENSES:
Operations and maintenance		41,171	35,933	150,801	132,963
Selling, general, and administrative		1,759	7,503	16,174	20,588
Taxes other than income taxes		6,184	7,043	25,759	24,050
Depreciation and amortization			1,856		(666)		7,446		6,596
		50,970		49,813		200,180		184,197

INCOME FROM COAL OPERATIONS		11,483	9,574	36,602	32,560

INDEPENDENT POWER:

REVENUES:
Revenues		19,374	19,174	75,101	73,707
Earnings from unconsolidated investments		6,014	60,345	21,042	89,525
Intersegment revenues			625		389		1,764		2,014
	26,013	79,908	97,907	165,246

EXPENSES:
Operations and maintenance		16,909	17,100	65,343	65,009
Selling, general, and administrative		1,128	1,718	4,160	4,746
Taxes other than income taxes		456	404	1,840	1,767
Depreciation and amortization			780		776		3,122		9,005
		19,273		19,998		74,465		80,527

INCOME FROM INDEPENDENT POWER OPERATIONS		$	6,740	$	59,910	$	23,442	$	84,719

	Exhibit 99c

PRELIMINARY NONUTILITY OPERATIONS (continued)

		Quarter Ended		Year Ended
		December 31,			December 31,
	1999	1998	1999	1998
		Thousands of Dollars

OIL AND NATURAL GAS:
REVENUES:
Revenues		$	96,393	$	66,389	$	338,869	$	221,662
Intersegment revenues			452		4,210		13,315		17,606
		96,845		70,599		352,184		239,268

EXPENSES:
Operations and maintenance		74,615	57,836	281,169	183,536
Selling, general, and administrative		4,279	6,543	18,091	20,925
Taxes other than income taxes		1,820	1,295	6,049	4,908
Depreciation, depletion, and amortization			6,579		6,331		23,832		22,259
Write-downs of long-lived assets			4,174		-		7,083		-
		91,467		72,005		336,224		231,628

INCOME FROM OIL AND NATURAL
GAS OPERATIONS		5,378	(1,406)	15,960	7,640

OTHER OPERATIONS:

REVENUES:
Revenues		11,886	19,008	47,451	47,988
Intersegment revenues			420		1,143		1,874		1,913
	12,306	20,151	49,325	49,901

EXPENSES:
Operations and maintenance		14,113	20,497	50,140	51,634
Selling, general, and administrative		(1,585)	1,061	(49)	2,210
Taxes other than income taxes		491	596	1,281	1,433
Depreciation and amortization			1,580		887		4,844		4,088
		14,599		23,041		56,216		59,365

LOSS FROM OTHER OPERATIONS		(2,293)	(2,890)	(6,891)	(9,464)

INTEREST EXPENSE AND OTHER:
Interest		827	4,383	4,910	11,420
Other income - net			(2,073)		(2,803)		(17,572)		(8,065)
		(1,246)		1,580		(12,662)		3,355

INCOME BEFORE INCOME TAXES		30,869	79,155	117,415	162,060

INCOME TAXES			10,710		26,264		32,123		51,615

NONUTILITY NET INCOME AVAILABLE
FOR COMMON STOCK 		$	20,159	$	52,891	$	85,292	$	110,445

	Exhibit 99d

PRELIMINARY OPERATING STATISTICS

		Quarter Ended			Year Ended
		December 31,			December 31,
	1999		1998	Change	%	1999	1998	Change	%
ELECTRIC UTILITY GENERATION (MWhs):
	Hydroelectric		759,343	863,325	(103,982)	(12)%		3,691,522	3,741,873	(50,351)	(1)%
	Coal Fired			1,126,891		1,251,771		(124,880)		(10)%		4,685,154	 4,515,132		170,022		4 %
	Total		1,886,234	2,115,096	(228,862)	(11)%		8,376,676	8,257,005	119,671	1 %


HEATING DEGREE DAYS:		2,376	2,795	(419)	(15)%	7,251	7,488	(237)	(3)%
			Normal		2,833		Normal		7,948


COAL SALES (thousand of tons):
	Montana		2,841	2,680	161	6 %	10,601	10,499	102	1 %
	Texas			2,322		2,437		(115)	( 5)%		8,935		8,832		103		1 %
	Total		5,163	5,117	46	1 %	19,536	19,331	205	1 %


NONUTILITY OIL & GAS PRODUCTION SALES VOLUMES:
	Oil (Bbls)		131,599	143,717	(12,118)	( 8)%	506,868	605,657	(98,789)	(16)%

	Natural Gas (Mcfs)		7,584,512	6,737,952	846,560	13 %	28,302,768	25,871,265	2,431,503	9 %

	N G Liquids (Bbls)			117,338		141,165		(23,827)	(17)%	501,015		602,354		(101,339)	(17)%




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